Exhibit 99.1

Sino-Global Expands with New Corporate HQ

Great Neck, N.Y., October 22, 2021 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global” or the “Company”) today announced that the Company has expanded with the move of its headquarters within New York. The new address is:

Sino-Global Shipping America, Ltd.

98 Cutter Mill Road, Suite 322

Great Neck, New York 11021

Phone: +1-718-888-1814

www.sino-global.net

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global, commented, “I am excited to reaffirm our commitment to New York and this strategically important location at the center of the global economy. Our new headquarters is more conveniently located, and its space is larger, which we needed to accommodate our ongoing expansion in support of our business diversification and growth. We plan to foster strong community relations and provide high-quality employment opportunities, as we work to achieve our long-term financial targets.”

About Sino-Global Shipping America, Ltd. (NASDAQ: SINO)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the cryptocurrency market, while continuing to support and grow its shipping, chartering, logistics and related services business. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for SINO’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time, and the success of the JV and its products are not assured. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SINO@globalirpartners.com